                                                                    Exhibit 4.39

Contract registration number:
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                          SOFTWARE DEVELOPMENT CONTRACT





Name of project:  Integrated Origin Certificate Electronic Management System

Employer:         Beijing iTowNet Cyber Technology Ltd. ("Party A")

Contractor:       Beijing Ninetowns Ports Software and Technology Co., Ltd.
                  ("Party B")





















Place of execution:  Beijing

Date of execution:   December 15, 2004

Term:                From December 16, 2004 to June 15, 2005

                      INSTRUCTIONS ON FILLING OUT THE FORM

1. The "Contract registration number" will be filled in by the Technology Contract Registration Section.

2. The term "Software Development Contract" means a contract entered into by the Parties in respect of the development of a new technology, new product, new process or new material and the system therefor.

3. For a project within a plan, the level of the plan should be filled in, i.e. State Council ministry or commission, provincial, autonomous region, municipality directly under the central government, municipality with independent development plans, prefectural or municipal (county) level plan. A (/) should be placed in the blank if the project is one which does not fall within the aforementioned plans.

4.       Contents and Scope of, and Requirements for, the Subject Technology

         Including the development objectives the project is meant to achieve, the scope of their use, the technical specifications and economic returns.

5.       Research and Development Plan

         Including the schedule for the stages of the development project which each Party is to undertake, the technical issues which need to be resolved and the objective to be reached at each stage, the deadline for completion of each stage, etc.

6. Method of Performing This Contract (including the method of delivery of the achievements and their quantity)

         (1) Technical documents, such as the product design, process rules, materials formulas, drawings, articles, reports, etc.

         (2) Magnetic disks, optical discs, magnetic tapes, computer software.

         (3)      New varieties of animals or plants, strains of microorganisms.

         (4)      Samples and sample machines.

         (5)      Complete sets of technical equipment.

7.       Confidentiality of Technical Information and Data

         Including the details and term of the obligations of each Party to maintain the confidentiality of information and data and liability for divulging technical secrets.

8. A (/) should be placed in those blank spaces in this Contract which are meant to be filled in by the Parties but which the Parties deem not necessary to complete.

Pursuant to the Contract Law of the People's Republic of China, the Parties hereto have, after reaching a consensus through consultations, executed this Contract concerning the State Administration for Quality Supervision and Inspection and Quarantine of the PRC (the "PRC Inspections Administration") Integrated Origin Certificate Electronic Management System project.

1.       Details and Scope of, and Requirements for, the Subject Technology

         Party B has been engaged by Party A to develop the PRC Inspections Administration Integrated Origin Certificate Electronic Management System, including the project's requirements analysis, interface DEMO, database design, general design and detailed design as well as the development and debugging of three modules, namely those for statistical analysis, integrated search and the production and printing of certificates. The system will use a B/S architecture based on the JAVA platform. Users will be able to access the system using an ordinary browser.

         Scope of use: applicants, the PRC Inspections Administration and the inspection and quarantine bureaus directly subordinate to it.

         Requirements: Party B shall conduct a survey of requirements based on the realities of the PRC Inspections Administration's origin certificates. Party B shall proceed with the system plan design on the basis of the requirement analysis report. Once the consent of Party A has been obtained, the system design plan shall serve as the basis for the establishment of the project. The software provided by Party B shall not be the subject of any copyright dispute. If a copyright dispute arises in connection with the software provided by Party B, Party B shall bear all losses incurred by Party A as a result thereof.

2.       Target Technical Specifications and Parameters

         Applicant end: no. of applicants:            > 4,000  simultaneous users:  >10
         Bureau end:    no. of examination personnel: > 800    simultaneous users:  >10
         Response time for a real-time data search under normal network conditions  < 5 seconds

         Party A shall be responsible for providing the software, hardware, network equipment and environment and ensuring that they are in place on schedule.

3.       Research and Development Plan

         (1) Within 15 days of the work commencement date specified by the Parties, Party A shall cooperate with Party B in conducting the survey of requirements.

         (2) Party B shall complete, within 15 days, the system design plan based on the requirement analysis report signed by the Parties. After the Parties have signed the system design plan, Party B shall complete the system by the deadline specified by Party A.

         (3) Once deployment is complete, the system shall be subject to a 30-day trial run. Upon conclusion of the trial period, the Parties shall sign the acceptance report and the system shall commence normal operations.

4. Research and Development Outlays and Remuneration and the Method of Payment or Settlement of the Same

         (1) The term "research and development outlays" means the costs expended to complete the research and development work for the project. The term "remuneration" means the fee for the use of the development achievements and the allowance paid to the research and development personnel.

                  The research and development outlays and remuneration for this project shall be Six Million Six Hundred Thousand Yuan.

         (2)      Payment Schedule

                  (i) Lump sump payment: Three Million Yuan to be paid within five days of the execution of the Contract.

                  (ii) Installment payments: One Million Eight Hundred Thousand Yuan, to be paid within one week after the system has been operating for six months; One Million Eight Hundred Thousand Yuan, to be paid within one week after the system has been operating for 12 months.

                  (iii) Profit based royalty of __/__ percent, to be paid ____/____.

                  (iv) Sales amount based royalty of __/__ percent, to be paid ____/____.

                  (v)      Other: ____________/____________.

         Payment method: the aforementioned amounts shall be transferred into Party B's account.

         Bank: Fengtai Science Park Branch of the Bank of China

         Account no.: 13459108091001

         Tax no.: 110106753348482

5. Title to equipment, implements and information purchased using the research and development outlays shall belong to Party B.

6.       Term, Place and Method of Performance

         This Contract shall be performed in Beijing between December 16, 2004 and June 15, 2005.

         Method of Performing This Contract

         (1) Party B shall develop the system in Party A's offices and install it on Party A's premises.

         (2) At the time of the acceptance check, Party B shall deliver the source code documentation and technical files for the system to Party A.

7.       Confidentiality of Technical Information and Data

         At all times, whether during the term or after termination of the Contract, each Party shall maintain in strict confidence the confidential information concerning the other Party's affairs, business, operational methods, etc. in its possession and the technical documents provided by Party B, and shall execute a confidentiality agreement in respect thereof. Neither Party may disclose any confidential information to any third party at any time unless authorized to do so by the other Party or required in order for the concerned Party to carry out relevant activities.

8.       Details of Technical Cooperation and Technical Guidance

         Party B shall be responsible for providing technical training and technical consulting services to Party A in order to ensure that the system will operate in accordance with the specified standards under the normal configuration, a good environment and correct maintenance.

         During the course of the project, Party A shall provide to Party B the necessary business consulting and coordinate its relevant departments to give Party B the required support. When necessary, Party A shall convene the relevant departments to hold business coordination meetings in order to ensure the progress and quality of the development by Party B.

         Party B undertakes that it will provide concentrated training on using the system to Party A's personnel who will use the same. The training period shall be eight hours. Party B undertakes that it will provide maintenance and technical training to Party A's system maintenance personnel. The training period shall be jointly determined by the Parties.

9.       Ownership and Sharing of the Technical Achievements

         (1)      Patent Application Rights

                  Patent application rights shall vest in Party B.

         (2)      Rights to Use and Assign Technical Secrets

                  The right to use the technical secrets shall vest in Party A. Neither Party is permitted to transfer such technical secrets.

10.      Standards for, and Method of, Acceptance

         Once the developed technical achievements meet the target technical specifications set out in Article 2 hereof, the acceptance check shall be conducted by testing each individual item in accordance with the final inspection standards for the system provided by Party B and approved by Party A. Party A shall issue a technical project acceptance certificate.

11.      Bearing of Risk Liability

         The liability for risk for losses incurred during the performance of this Contract due to partial or total failure of the development effort resulting from technical difficulties which are truly difficult to surmount under the existing level and conditions shall be borne equally by the Parties.

         Method of Confirming Liability for Project Risks

         To be determined by the Parties through consultations.

12.      Calculation of Liquidated Damages or the Measure of Damages

         If a Party commits a breach of this Contract, it shall bear liability for breach of contract in accordance with the relevant provisions of the Contract Law of the People's Republic of China.

         (1) If Party A is in breach of Article 4 hereof, it shall bear the following liability for breach of contract:

                  It shall pay liquidated damages at a rate of 0.5 percent of the outstanding amount for each week of delay in payment.

         (2) If Party A is in breach of Article 7 hereof, it shall bear the following liability for breach of contract:

                  It shall pay liquidated damages equivalent to 20 percent of the Contract amount.

         (3) If Party B is in breach of Article 8 hereof, it shall bear the following liability for breach of contract:

                  It shall bear such liability for breach of contract as continuing performance of this Contract, taking remedial measures or compensating for losses, etc.

13.      Resolution of Contractual Disputes

         In the event of a dispute arising during performance of this Contract, the Parties may resolve the same through arbitration or a judicial procedure if conciliation or mediation is unsuccessful.

         (1) The Parties agree that the dispute shall be submitted to the Beijing Arbitration Commission for arbitration.

         (2) The Parties agree that legal proceedings shall be instituted in the __________/__________ People's Court.

14.      Definition of Terms


15.      Miscellaneous Provisions

         (1) Any matter relating hereto but not expressly specified herein shall be provided for in the form of a written agreement after the Parties have reached a consensus thereon through amicable consultations.

         (2) Any matters not covered herein shall be resolved through amicable consultations. Any separate written agreement resulting from such consultations between the Parties shall serve as a supplement hereto and shall have the same legal validity and effect as this Contract.

         (3) In the event of a dispute over the foregoing contractual terms, the Parties shall resolve the same through amicable consultations. If consultations are unsuccessful, it shall be submitted to a legal institution for a ruling in accordance with relevant laws.

         (4) This Contract is made in two copies, of which the Parties shall each hold one copy.

-----------------------------------------------------------------------------------------------------
           | Name               | Beijing iTowNet Cyber Technology Ltd.        |
           |                    | (affix seal)                                 |
           |--------------------+----------------------------------------------|
           | Legal              |                                              |
           | representative     |                                 (affix seal) |
           |--------------------+----------------------------------------------|
           | Appointed agent    |                                              | Technology Contract
           |                    | /s/ Wensheng Yang               (affix seal) | Seal or Official Seal
           |--------------------+----------------------------------------------| of Unit
Employer   | Contact (handling) |                                              |
(Party A)  | person             |                                 (affix seal) | [Sealed]
           |--------------------+----------------------------------------------| Contract Seal of
           | Domicile           | 12th Floor, Union Plaza,   | Postal |        | Beijing iTowNet Cyber
           | (correspondence    | Chaoyangmenwai Ave.,       | code   | 100022 | Technology Ltd.
           | address)           | Chaoyang District, Beijing |        |        |
           |--------------------+----------------------------------------------| December 31, 2004
           | Telephone          |              | Facsimile      |              |
           |--------------------+----------------------------------------------|
           | Bank               |                                              |
           |--------------------+----------------------------------------------|
           | Account no.        |                                              |
-----------+--------------------+----------------------------------------------+----------------------
           | Name               | Beijing Ninetowns Ports Software and         |
           |                    | Technology Co., Ltd. (affix seal)            |
           |--------------------+----------------------------------------------|
           | Legal              |                                              |
           | representative     | /s/ Shuang Wang                 (affix seal) |
           |--------------------+----------------------------------------------|
           | Appointed agent    |                                              | Technology Contract
           |                    |                                 (affix seal) | Seal or Official Seal
           |--------------------+----------------------------------------------| of Unit
Contractor | Contact (handling) |                                              |
(Party B)  | person             |                                 (affix seal) | [Sealed]
           |--------------------+----------------------------------------------| Contract Seal (1) of
           | Domicile           | Rm 501, Union Plaza        | Postal |        | Beijing Ninetowns
           | (correspondence    | 20 Chaowai Street          | code   | 100020 | Ports Software and
           | address)           | Chaoyang District, Beijing |        |        | Technology Co., Ltd.
           |--------------------+----------------------------------------------|
           | Telephone          | 65887788     | Facsimile      | 65882260     | December 31, 2004
           |--------------------+----------------------------------------------|
           | Bank               |                                              |
           |--------------------+----------------------------------------------|
           | Account no.        |                                              |
------------------------------------------------------------------------------------------------------

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Handled by:              Technology contract registration authority (affix seal)
                               Date:
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